Exhibit 10.1
Cardtronics, Inc.
2009 Annual Executive Cash Incentive Plan
Members of the Cardtronics, Inc. (Cardtronics or the Company) leadership team are eligible to participate in the Annual Executive Cash Incentive Plan (AECIP). The 2009 AECIP has been designed to include certain performance thresholds and metrics focused on Company performance, subject to a Management by Objective (MBO) modifier, to ensure the Company is measuring and rewarding its executive leadership team on critical business drivers that they influence.
     I. Plan Mechanics
Three components factor into the calculation of a participant’s earned AECIP award:
A.	Performance Thresholds: Minimum levels of Company financial performance that must be attained in order for AECIP payouts to occur.

B.	Performance Metrics: Particular levels of Company financial achievement that the AECIP is designed to reward.

C.	Individual MBO Modifier: Adjustments to an individual’s bonus payout will be based on attainment of that individual’s MBOs.
     II. Performance Thresholds
For any AECIP to be payable, all three of the following performance thresholds must be met:
A.	Cardtronics must achieve the threshold level of its fiscal year corporate Adjusted Earnings before Interest, Income Taxes, Depreciation and Amortization (Adjusted EBITDA).

B.	Cardtronics must be compliant with all material public company regulations and reporting requirements for its fiscal year.

C.	The executive must achieve the minimum performance standards established by his superior and/or the Board.
     III. Participants & Groupings
The Cardtronics 2009 AECIP participants have been placed into one of two groups, which reflect their ability to control the results of the metrics assigned to each group. The two participant groups are:
A.	Worldwide. These metrics represent the consolidated fiscal year results as per the Company’s public reporting.

B.	UK Only. These metrics represent the UK results denominated in UK pound sterling.
Schedules A & B list each of the 2009 AECIP participants, their respective group assignment, and the related Target Bonus Payout.

Cardtronics 2009 AECIP
Plan Summary

Version: August 11, 2009
     IV. Performance Metrics
The AECIP rewards the achievement of performance on key metrics that are critical to Cardtronics’ continued success. For the Worldwide participants, the 2009 AECIP metrics are:
A.	Adjusted EBITDA.

B.	Return on Invested Capital.
For the UK participants, a single metric of Adjusted EBITDA will be used.
     V. Performance Metrics — Definitions
A.	Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (Adjusted EBITDA)
1.	Worldwide Adjusted EBITDA: Adjusted EBITDA as reported to the public in Cardtronics’ press releases, modified by any adjustments that the Compensation Committee believes are appropriate.

2.
UK Adjusted EBITDA: The contribution of UK entities to the Worldwide Adjusted EBITDA figure, per Cardtronics’ internal financial statements, as modified by any adjustments that the Compensation Committee believes are appropriate.

B.	Return on Invested Capital (ROIC)
1.	ROIC = Net Operating Profit After Tax (NOPAT) divided by Capital Invested (CI).

2.	NOPAT = (Adjusted EBITDA less depreciation for the relevant plan year, less adjustments for non-wholly-owned subsidiaries), less taxes at a 35% tax rate.

3.
CI = For the trailing five quarter-ends (12/08, 3/09, 6/09, 9/09, 12/09), the average of (Total Assets minus Goodwill and Intangible Assets, minus accounts payable, accrued liabilities, assets related to interest rate hedging, and asset retirement obligations), as reported in the Company’s quarterly reports on Form 10-Q and annual reports on Form 10-K (or in the case of subsidiaries, in the Company’s internal records).

     VI. Performance Targets

Group	Metric	Weighting	Threshold	Target		Maximum
Worldwide	Adjusted EBITDA	50%	$72,000	$80,000	*	$96,000
	ROIC	50%	19.2%	23.5%		32.0%

UK Only	Adjusted EBITDA	100%	£7,538	£8,376		£10,051

*	This target was set by the Company’s Board of Directors on January 23, 2009.

Cardtronics 2009 AECIP
Plan Summary

Version: August 11, 2009
Worldwide Targets: Fifty percent (50%) of the bonus pool will be based on Adjusted EBITDA performance. For the Adjusted EBITDA metric, the threshold level is set at 90% of the Target (budgeted) Adjusted EBITDA level, and the Maximum level is set at 120% of the Target EBITDA level.
Fifty percent (50%) of the bonus pool will be based on ROIC performance. For the ROIC metric, the Threshold ROIC level is set at 19.2% (which is the level achieved if Capital Invested is at budgeted levels and Adjusted EBITDA is 90% of budget), and the Maximum level is set at 32.0% (which is the level achieved if Capital Invested is at budgeted levels and Adjusted EBITDA is at 120% of budget). The Target ROIC level of 23.5% would be achieved if both Capital Invested and Adjusted EBITDA are at budgeted levels.
For both metrics, it is intended that the Threshold performance level triggers a potential bonus pool at the Threshold level (50% of Target bonus pool), that the Target performance level triggers a potential bonus pool at the Targeted level (100% of Target bonus pool), and performance at or above the Maximum level triggers a potential bonus pool at the Maximum level (200% of Target bonus pool), in each case for the relevant portion of the bonus pool.
UK Target: 100% of the bonus pool will be based on Adjusted EBITDA performance.
     VII. Performance Levels
AECIP is designed to pay bonuses relative to the Company’s actual performance using the schedule shown below. The AECIP is structured to reward the attainment of performance targets and to provide for substantially increased rewards when these performance targets are exceeded. Bonus payouts will not be made unless the Company exceeds certain critical threshold levels.

Bonus Payout for Performance
Performance Level	(% of Target)
Maximum	200%
Target	100%
Threshold	50%
Below Threshold	No Payout
     VIII. Individual MBO Modifier
Regardless of financial performance, each AECIP award will be adjusted to reflect the individual performance of each executive based on the attainment of his MBOs. The AECIP incentivizes each executive to outperform his MBOs and penalizes underperformance. Management’s intention is for the Company’s total bonus payout (e.g., after the MBO modifier) to correlate to the consolidated bonus accrual. For

Cardtronics 2009 AECIP
Plan Summary

Version: August 11, 2009
example, if the Company achieves its Adjusted EBITDA Target and ROIC Target (aka “budget”), the sum of the bonus payout would not exceed 100% of the budgeted accrual. If the Adjusted EBITDA performance is +5% to budget, the sum of the bonus payouts would not exceed 125% of the bonus budget, etc.
The MBO adjustment scale is as follows:

		Modification / % of AECIP
MBO Rating	Performance	Paid
5	All MBOs exceeded	120%
4	All MBOs attained	100%
3	Substantially all MBOs attained	80%
2	Most but not all MBOs attained	50%
1	Most MBOs missed	0%
     IX. Graphical Representation
The following graphics and example explain the AECIP plan design (for the UK group, only the Adjusted EBITDA metric is used, with a 100% weighting):

Cardtronics 2009 AECIP
Plan Summary

Version: August 11, 2009
Cardtronics’ 2009 Annual Executive Cash Incentive Plan
Joe Example
Performance Targets (#s in 000’s)

Performance Metric	Weighting	Threshold	Target	Maximum
Adjusted EBITDA	50%	$72,000	$80,000	$96,000
ROIC	50%	19.2%	23.5%	32.0%
Payout Matrix

Current Base Salary	$150,000
Target Incentive as % of Salary	40%

	Below Threshold	Threshold	Target	Maximum
Payout as % of Target	0%	50%	100%	200%
Incentive Payout	$0	$30,000	$60,000	$120,000
Example of AECIP Calculation
Assumptions: Adjusted EBITDA and ROIC thresholds are met, public company material reporting met, and minimum performance standards met.

Performance Metric	Actual Performance	AECIP Payout Level	Weighting	Actual AECIP
EBITDA	$80,000	100%	50%	$30,000
ROIC	23.5%	100%	50%	$30,000

AECIP Amount Before MBO Modifier	$60,000
MBO Rating	3
MBO Modification	20%
Final AECIP Payout	$48,000

Cardtronics 2009 AECIP
Plan Summary

Version: August 11, 2009
Miscellaneous
     X. Recoupment Policy
It is Cardtronics’ policy that cash bonuses paid to executives are subject to recoupment if the operating or financial results used to calculate the bonus are later restated. Under this policy, an executive who engages in fraud or other misconduct leading to the restatement is required to repay any cash bonus paid for the period in question.
     XI. Discretion
While the intent is to determine bonuses in accordance with the calculations defined by this plan, the CEO and Compensation Committee of the Board of Directors retain the discretion to adjust the bonus determinations for the performance period relative to the performance targets. Final bonus awards will be determined based on the funds available.
     XII. AECIP Calculations
In the event actual results fall in between the Threshold, Target and Maximum levels, interpolation will be used to determine the appropriate bonus payout.
     XIII. Other Considerations
The Performance Levels described in the 2009 AECIP represent the Cardtronics business as of January 1, 2009. Should the Board of Directors formally approve actions, such as a material acquisition that may affect the attainment of the Performance Metrics and Levels described herein, the impact of such actions to the 2009 AECIP will be determined and presented to the Compensation Committee for approval of revised Performance Levels for bonus calculation purposes.
     XIV. Effective Date
The 2009 AECIP is effective as of January 1, 2009. If bonuses are paid, audited financial results for the year ended December 31, 2009 will be used to calculate the bonus payout. As a result, any payment of bonuses will be delayed until the results of the Company’s 2009 audit are substantially finalized. As a result, participants can expect to receive payment with the last paycheck of March, 2009. To be eligible to receive a bonus for fiscal 2009, an employee must be an active employee on the date the bonus is paid.

Cardtronics 2009 AECIP
Plan Summary

Version: August 11, 2009
Schedule A
Target Bonus Goals for “Worldwide” Executive Officers Bonus Group
Target bonus goals for each executive officer are as follow:

		Target Bonus Payout
Name	Title	(% of Salary)
Mike Clinard	President — Global Services	50%
Chris Brewster	Chief Financial Officer	50%
Rick Updyke	President — Global Development	50%
Brian Archer	Chief Marketing Officer	50%
Thomas Upton	EVP Acquisitions	50%
Tres Thompson	Chief Accounting Officer	40%
Jerry Garcia	Chief Information Officer	40%
Bill Knoll	EVP Product Management	40%
Mike Keller	General Counsel	40%
Bill Sass	EVP Advanced Services	40%
Jim Bettinger	EVP Operations	40%
Randy Rice	EVP Risk Management	30%
Benjamin Psillas	President — Allpoint	30%
Brad Conrad	SVP Corporate Controller	30%
Todd Ruden	SVP Planning & Treasurer	30%
Schedule B
Target Bonus Goals for “UK” Executive Officers Bonus Group
Target bonus goals for each executive officer are as follow:

		Target Bonus Payout
Name	Title	(% of Salary)
Ron Delnevo	Bank Machine Managing Director	40%
Debbie Smyth	Bank Machine Operations Director	30%
Anthony Horne	EVP International Business Dev	41%